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                                EXHIBIT 99b


                   PROXY APPOINTMENT FORM TO BE USED IN
                SOLICITING HOLDERS OF BANK OF WILLIAMSBURG
                  COMMON STOCK FOR ITS SPECIAL MEETING OF
              SHAREHOLDERS TO BE HELD ON OCTOBER 2, 1995

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          THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

                           Bank of Williamsburg
                          Williamsburg, Kentucky

              PROXY FORM FOR SPECIAL MEETING FOR SHAREHOLDERS

             (Please Mark, Sign, Date and Return Immediately)


     The undersigned shareholder of Bank of Williamsburg (the "Bank") hereby appoints Paul Estes, R. Don Adkins, Dr. Joseph Early and Dr. James H. Taylor, or any one of them (with full power to act alone), my proxies, with full power of substitution, to represent me and vote all of the common stock of the Bank held of record by me or which I am otherwise entitled to vote, at the close of business on August 31, 1995, at the Special Meeting of the Bank's shareholders to be held at the main office of the Bank, 300 Main Street, Williamsburg, Kentucky, at 11:00 a.m. eastern daylight time on October 2, 1995, and at adjournments of that meeting, with all the powers I would possess if personally present, as follows:




     1. MERGER. A proposal to approve an Agreement and Plan of Reorganization and the related Plan of Merger included as Exhibit B in such Agreement (collectively, the "Agreement") providing for the merger of Williamsburg Interim Bank, Inc., a new banking corporation recently organized and wholly owned by a subsidiary of Pikeville National Corporation, into the Bank as more fully described in the accompanying Notice of Special Meeting and Proxy Statement/Prospectus, and to authorize such further action by the Board of Directors and any of its executive or other proper officers as may be necessary or appropriate to carry out the objects, intents and purposes of the Agreement.


     FOR _______              AGAINST _______               ABSTAIN _______

     The Board of Directors recommends a vote "FOR" Item 1.

     2. OTHER BUSINESS. In their discretion, the proxies are authorized to vote on such other matters as may properly be brought before the Special Meeting or any adjournments thereof. (The Board of Directors does not know of any other such matters.)


                        [SIGN AND DATE ON THE BACK]

     This proxy form is solicited by the Board of Directors and will be voted as specified in accordance with the accompanying Proxy Statement/Prospectus. If no instruction is indicated, then the above-named proxies or any one of them will vote the shares represented hereby "FOR" approval of Item 1 and IN ACCORDANCE WITH THEIR DISCRETION on any other business that may properly come before the Special Meeting.

     Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.

Dated:  ______________, 1995.      ______________________________________
                                                 Signature

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No. of Shares _________




                              ______________________________________
                              Additional signature, if necessary

                              All joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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